EXHIBIT 10.1.21

ELEVENTH AMENDMENT AND ELEVENTH WAIVER AND CONSENT

ELEVENTH AMENDMENT AND ELEVENTH WAIVER AND CONSENT, dated April 5, 2004 (the “Agreement”), to and under the Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among SMTC Corporation (“Holdings”), HTM Holdings, Inc. (the “U.S. Borrower”), SMTC Manufacturing Corporation of Canada (the “Canadian Borrower”; together with the U.S. Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as advisor, lead arranger and book manager, The Bank of Nova Scotia, as syndication agent, Lehman Commercial Paper Inc., as general administrative agent (in such capacity, the “General Administrative Agent”), The Bank of Nova Scotia, as Canadian administrative agent, Lehman Commercial Paper Inc., as collateral monitoring agent, and General Electric Capital Corporation, as documentation agent.

WITNESSETH:

WHEREAS, Holdings and the Borrowers requested that the Lenders agree to waive certain of the provisions of the Credit Agreement upon the terms and subject to the conditions set forth below; and

WHEREAS, the Lenders have consented to the requested waivers in the manner set forth below;

NOW, THEREFORE, in consideration of the premises and the material covenants herein contained, the parties hereto hereby agree as follows:

1. Defined Terms. Defined terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement.

2. Waiver of Defaults or Events of Default and Condition Precedent. (a) The Lenders hereby waive: as of and through, but not later than close of business of, the Effective Date (as defined below) (1) the Defaults and Events of Default arising by reason of the failure of the Borrowers to make that certain Term Loan payment due on March 31, 2003, pursuant to provisions of Sections 2.3(a) and (b) of the Credit Agreement (provided that such Term Loan Payment is made on the Effective Date); (2) the Defaults or Events of Default arising by reason of any failure of Holdings or any Borrower to give notice under the Credit Agreement of the failure of Holdings and the Borrowers to comply with the provisions of Section 2.3(a) and (b) of the Credit Agreement as set forth herein; and (3) compliance with Sections 9.3(a) and (b) in connection with any Extension of Credit requested by the Borrower under the Credit Agreement to be funded on the Effective Date, solely with respect to any representation and warranty made, or required to be made, by any Borrower, to the effect that no Default or Event of Default had occurred solely by reason of the failure of Holdings and the Borrowers to make that certain Term Loan payment in accordance with the provisions of Sections 2.3(a) and (b) of the Credit Agreement as set forth in subsection (1) herein.

(b) No waiver of this Agreement, the Credit Agreement or the other Loan Documents shall be binding unless executed in writing by the party bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver or any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

3. Amendment to Section 11.1(e) of the Credit Agreement. Section 11.1(e) is hereby amended by deleting it in its entirety and replacing it with:

(e) Minimum Cumulative Consolidated EBITDA. Permit the cumulative Consolidated EBITDA of Holdings and its Subsidiaries for the portion of any fiscal quarter ending on any date, or such fiscal month end, set forth on Schedule 11.1(e) to be less than the amount set forth opposite such date on Schedule 11.1(e); provided that, for purposes of determining compliance with the foregoing covenant, if the cumulative Consolidated EBITDA for any full fiscal quarter exceeds the amount set forth on Schedule 11.1(e) for such fiscal quarter, 50% of such excess may be carried over and added to the cumulative Consolidated EBITDA for the immediately following full fiscal quarter, to the extent that the cumulative Consolidated EBITDA for such following fiscal quarter would be less than the required amount set forth above for such fiscal quarter.

4. Amendment to Schedule 11.1(e) of the Credit Agreement (Minimum Cumulative Consolidated EBITDA). Schedule 11.1(e) of the Credit Agreement is hereby amended by deleting Schedule 11.1(e) therein and inserting in lieu thereof Exhibit A hereto.

5. Amendment of Section 11.1(f)(i) of the Credit Agreement. Section 11.1(f)(i) is hereby amended by deleting such Section in its entirety and replacing it with:

(f) Maximum Outstanding Extensions of Credit. (i) Permit the sum of the Aggregate U.S. Revolving Extensions of Credit and the Aggregate Canadian Revolving Extensions of Credit (such sum, the “Total Revolving Extensions of Credit”) on any date, or for any fiscal month, set forth on Schedule 11.1(f)(i) to be greater than the amount set forth opposite such date or such fiscal month end on Schedule 11.1(f)(i).

6. Amendment to Schedule 11.1(f)(i) of the Credit Agreement (Maximum Total Revolving Extensions of Credit End of Month). Schedule 11.1(f)(i) of the Credit Agreement is hereby amended by deleting Schedule 11.1(f)(i) therein and inserting in lieu thereof Exhibit B hereto.

7. Amendment to Section 11.1(g) of the Credit Agreement. Section 11.1(g) is hereby amended by deleting it in its entirety and replacing it with:

(g) Minimum Availability Test. As at the last day of each fiscal month, permit the amount equal to (i) the Borrowing Base on such date, plus (ii) the Availability Adjustment, minus (iii) the Total Revolving Extension of Credit on such date, minus (iv) if on such date the aggregate amount of accounts payable of Holdings and its Subsidiaries that are more than 60 days past due (the “Past Due Accounts”) exceeds 10% of the aggregate accounts payable of Holdings and its Subsidiaries on such date, the amount of such excess over 10% plus (v) cash on deposit in the bank accounts of the Borrowers and its Subsidiaries, minus (vi) checks written and automated clearinghouse debits requested which have not yet cleared, to be less (or, in the case of a negative number, a larger negative number) than the amount set forth on Schedule 11.1(g) opposite such fiscal month on Schedule 11.1(g).

8. Amendment to Schedule 11.1(g) of the Credit Agreement (Minimum Availability Test). Schedule 11.1(g) of the Credit Agreement is hereby amended by deleting Schedule 11.1(g) therein and inserting in lieu thereof Exhibit C hereto.

9 Effectiveness. This Agreement shall become effective on the date of satisfaction of the following conditions precedent (the “Effective Date”):

(a)	The General Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered by Holdings and each of the Borrowers;

(b)	The General Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit D hereto (“Lender Consent Letters”), from all Lenders;

(c)	The General Administrative Agent shall have received an executed Acknowledgment and Consent (i) in the form set forth at the end of this Agreement, from each Loan Party other than the Borrowers and any Loan Party party to the Canadian Facility Guarantees (the “Canadian Guarantors”) and (ii) in form and substance reasonably satisfactory to the Canadian Administrative Agent, from each Canadian Guarantor;

(d)	All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the General Administrative Agent; and

(e)	The Lenders and the General Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Effective Date.

10. Representations and Warranties. (a) After giving effect to the waiver contained herein, on the Effective Date, Holdings and each of the Borrowers hereby confirms, reaffirms and restates the representations and warranties set forth in Section 8 of the Credit Agreement, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that each reference in such Section 8 to “this Agreement” shall be deemed to be a reference both to this Agreement and to the Credit Agreement as amended and modified by this Agreement.

(b) Each of the Borrowers hereby represents and warrants that as of March 31, 2004, the aggregate principal outstanding balance of the (i) Tranche A Term Loans is $6,941,694, (ii) Tranche B Term Loans is $0, (iii) U.S. Revolving Credit Loans is $70,651,401 and (iv) Canadian Revolving Credit Loans is $2,000,000. The obligation of each of the Borrowers and the Loan Parties to repay the Loans, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defence of any nature whatsoever to payment of the Loans.

11. Continuing Effect; No Other Waivers or Amendments. Except as expressly waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

12. No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date after giving effect to this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

14. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

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[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMTC CORPORATION

By:	/s/ Marwan Kubursi

	Name:	Marwan Kubursi
	Title:	Chief Financial Officer

HTM HOLDINGS, INC.

By:	/s/ Marwan Kubursi

	Name:	Marwan Kubursi
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF CANADA

By:	/s/ Marwan Kubursi

	Name:	Marwan Kubursi
	Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as General Administrative Agent

By:	/s/ Frank P. Turner

	Name:	Frank P. Turner
	Title:	Authorized Signatory

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned parties to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 27, 2000, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as General Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Eleventh Amendment and Eleventh Waiver and Consent to and under the Amended and Restated Credit and Guarantee Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Eleventh Amendment and Eleventh Waiver and Consent and all prior modifications to the Amended and Restated Credit and Guarantee Agreement.

SMTC MANUFACTURING CORPORATION OF

CALIFORNIA

SMTC MANUFACTURING CORPORATION OF COLORADO

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

SMTC MANUFACTURING CORPORATION OF TEXAS

SMTC MANUFACTURING CORPORATION OF WISCONSIN

SMTC MEX HOLDINGS, INC.

QUALTRON, INC.

By:	/s/ Marwan Kubursi

	Name:	Marwan Kubursi
	Title:	Authorized Signatory